Exhibit 99.1

Contacts:

Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS

Frisco, Texas (May 1, 2023) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights:

•	Revenues Grow 11.0% to $251.6 Million

•	Net Income of $12.7 Million, or $0.78 per Diluted Share

•	Adjusted Net Income per Diluted Share Increases to $0.97

•	Adjusted EBITDA Increases 16.2% to $26.0 Million

•	Cash Flow from Operations of $18.8 Million

Overview

Net service revenues were $251.6 million for the first quarter of 2023, an 11.0% increase compared with $226.6 million for the first quarter of 2022. Net income was $12.7 million for the first quarter of 2023, compared with $8.5 million for the first quarter of 2022, while net income per diluted share was $0.78 compared with $0.53 for the same period a year ago. Adjusted EBITDA increased 16.2% to $26.0 million for the first quarter of 2023 from $22.4 million for the first quarter of 2022. Adjusted net income per diluted share was $0.97 for the first quarter of 2023 compared with $0.77 for the first quarter of 2022. Adjusted net income per diluted share for the first quarter of 2023 excludes acquisition and de novo expenses of $0.06 and stock-based compensation expense of $0.13 (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “We are pleased to report a great start to 2023 operating results for Addus. With solid execution, we delivered strong financial results and operating metrics for the first quarter of this year, including impressive top-line growth with overall revenues up 11.0% and adjusted EBITDA up 16.2% compared with the first quarter of 2022. We have continued to see growing awareness of the value and safety of home-based care. As an example of this recognition, our largest personal care market of Illinois recently received CMS approval for its most recent rate increase to be effective on April 1, 2023. This rate increase is in addition to the previously announced rate increase in Illinois that was effective January 1, 2023. There is sustained demand for our services, and Addus remains well-positioned to help serve this demand with a proven operating model across the continuum of home care.

“Our personal care segment delivered an 11.4% revenue increase over the first quarter last year on a same-store basis. We experienced improved volume trends compared with the prior-year quarter, which was affected by challenges related to the Omicron surge in early 2022. These results also reflect the statewide rate increase in our largest market of Illinois, which went into effect on January 1, 2023. We are very pleased with the momentum in our personal care business and our increased ability to meet the demand for our services. Our home health revenues were up 13.8% on a same-store basis over the first quarter last year, enhanced by the acquisition of Apple Home Healthcare, which we completed on October 1, 2022. We are excited about the opportunities to expand our home health operation as it complements our personal care services, particularly in select markets where we participate in value-based contracting models. As expected, we saw a modest recovery in our hospice business, which accounted for 19.5% of our revenues. On a same-store basis, hospice revenues improved 2.6%, including the impact of the October 1, 2022, annual hospice rate adjustment, but offset by the resumption of Medicare sequestration. We expect to see gradual improvement in our hospice care business, especially as we move into the second half of 2023.”

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ADUS Announces First Quarter 2023 Financial Results

May 1, 2023

Cash and Liquidity

As of March 31, 2023, the Company had cash of $73.5 million and bank debt of $111.4 million, with capacity and availability under its revolving credit facility of $395.1 million and $275.7 million, respectively. Net cash provided by operating activities was $18.8 million for the first quarter of 2023, inclusive of a net $2.3 million in ARPA funds utilization.

Looking Ahead

Allison continued, “We have continued to strengthen our balance sheet and use our strong cash flow to repay debt. At the same time, we are focused on making the necessary investments in our business to support continued growth, including technology investments that will help drive greater efficiency in the delivery of care. We have also implemented new systems to help achieve our hiring and retention goals to support current and expected demand.

“In addition to organic growth, we will continue to assess acquisition opportunities in 2023 that align with our overall growth strategy. Importantly, we are well-capitalized to continue delivering value to our shareholders. We are pleased with the operating trends in our business and remain optimistic about our prospects for continued growth in the year ahead. We appreciate the hard work of the dedicated caregivers who represent Addus and continue to provide outstanding care to more patients and families. We look forward to the opportunities ahead for Addus in 2023 as we extend our market reach and deliver greater value for our shareholders,” added Allison.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition and de novo expenses, stock-based compensation expenses, and restructure and other non-recurring costs. The Company defines adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition and de novo expense, stock-based compensation expense, and restructure and other non-recurring costs. The Company defines adjusted net income per diluted share as net income per share, adjusted for acquisition and de novo expenses, stock-based compensation expense, and restructure and other non-recurring costs. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, May 2, 2023, at 9:00 a.m. Eastern time. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on May 9, 2023, by dialing (877) 344-7529 (international dial-in number is (412) 317-0088) and entering pass code 1731197.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

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ADUS Announces First Quarter 2023 Financial Results

May 1, 2023

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2023, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to approximately 47,500 consumers through 203 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces First Quarter 2023 Financial Results

May 1, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended March 31,
	2023	2022
Net service revenues	$251,599	$226,634
Cost of service revenues	173,184	156,448

Gross profit	78,415	70,186
	31.2%	31.0%
General and administrative expenses	56,360	53,152
Depreciation and amortization	3,447	3,521

Total operating expenses	59,807	56,673

Operating income from continuing operations	18,608	13,513
Total interest expense, net	2,355	1,762

Income before income taxes	16,253	11,751
Income tax expense	3,578	3,281

Net income	$12,675	$8,470

Net income per diluted share:	$0.78	$0.53

Weighted average number of common shares outstanding:
Diluted	16,297	16,079

Cash Flow Information:	For the Three Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$18,799	$5,983
Net cash used in investing activities	(1,742)	(85,594)
Net cash (used in) provided by financing activities	(23,475)	35,479

Net change in cash	(6,418)	(44,132)
Cash at the beginning of the period	79,961	168,895

Cash at the end of the period	$73,543	$124,763

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ADUS Announces First Quarter 2023 Financial Results

May 1, 2023

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,
	2023	2022
Assets

Current assets
Cash	$73,543	$124,763
Accounts receivable, net	125,441	136,808
Prepaid expenses and other current assets	10,226	14,658

Total current assets	209,210	276,229

Property and equipment, net	20,248	19,073

Other assets
Goodwill	583,972	574,086
Intangible assets, net	70,604	76,300
Operating lease assets	47,049	41,523

Total other assets	701,625	691,909

Total assets	$931,083	$987,211

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$21,758	$21,004
Accrued payroll	34,105	27,720
Accrued expenses	34,018	28,054
Operating lease liabilities, current portion	11,099	10,766
Government stimulus advance	10,996	4,173
Accrued workers compensation	12,683	12,640

Total current liabilities	124,659	104,357

Long-term debt, less current portion, net of debt issuance costs	108,487	256,127
Long-term operating lease liabilities, less current portion	42,994	39,049
Other long-term liabilities	6,057	1,900

Total long-term liabilities	157,538	297,076

Total liabilities	282,197	401,433

Total stockholders’ equity	648,886	585,778

Total liabilities and stockholders’ equity	$931,083	$987,211

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ADUS Announces First Quarter 2023 Financial Results

May 1, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Net Service Revenues by Segment

Personal Care	$190,032	$169,632
Hospice	49,082	47,727
Home Health	12,485	9,275

Total Revenue	$251,599	$226,634

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ADUS Announces First Quarter 2023 Financial Results

May 1, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Personal Care

States served at period end	21	21
Locations served at period end	157	162
Average billable census - same store	38,218	36,582
Average billable census - acquisitions	145	—
Average billable census total	38,363	36,582
Billable hours (in thousands)	7,592	7,101
Average billable hours per census per month	65.8	64.4
Billable hours per business day	116,805	110,951
Revenues per billable hour	$24.98	$23.64
Organic growth
- Revenue (1)	11.4%	0.9%

Hospice

Locations served at period end	33	33
Admissions	3,324	3,315
Average daily census	3,195	3,320
Average discharge length of stay	87.7	84.1
Patient days	287,551	275,488
Revenue per patient day	$176.22	$173.24
Organic growth
- Revenue	2.6%	4.4%
- Average daily census	1.5%	7.0%

Home Health

Locations served at period end	13	12
New Admissions	3,893	3,336
Recertifications	1,549	1,316
Total Volume	5,442	4,652
Visits	77,828	65,213
Organic growth
- Revenue	13.8%	(0.5)%
- New Admissions	(3.6)%	2.4%
- Volume	(1.2)%	12.2%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	50.1%	49.5%
Managed care organizations	46.3	45.6
Private duty	2.2	2.7
Commercial	0.9	1.2
Other	0.5%	1.0%

Hospice

Medicare	90.8%	91.1%
Commercial	5.2	4.7
Managed care organizations	3.4	3.6
Other	0.6%	0.6%

Home Health

Medicare	74.3%	73.4%
Managed care organizations	20.3	20.5
Commercial	5.2	5.9
Other	0.2%	0.1%

(1)

Management has suspended materially all of its new patient admissions under the New York consumer self-directed program and therefore excludes associated revenues from the calculation. America Rescue Plan Act of 2021 (“ARPA”) funds received have also been excluded from the calculation.

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ADUS Announces First Quarter 2023 Financial Results

May 1, 2023

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended March 31,
	2023	2022
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$12,675	$8,470

Interest expense, net	2,355	1,762
Income tax expense	3,578	3,281
Depreciation and amortization	3,447	3,521
Acquisition and de novo expenses	1,247	2,793
Stock-based compensation expense	2,646	2,485
Restructuring and other non-recurring costs	95	97

Adjusted EBITDA	$26,043	$22,409

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$12,675	$8,470

Acquisition and de novo expenses, net of tax	972	2,013
Stock-based compensation expense, net of tax	2,064	1,791
Restructuring and other non-recurring costs, net of tax	74	70

Adjusted Net Income	$15,785	$12,344

Reconciliation of Diluted Net Income per Share to Adjusted Diluted Net Income per Share: (3)

Diluted net income per share	$0.78	$0.53

Acquisition and de novo expenses, per diluted share	0.06	0.13
Restructuring and other non-recurring costs per diluted share	—	—
Stock-based compensation expense per diluted share	0.13	0.11

Adjusted net income per diluted share	$0.97	$0.77

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)

Net service revenues	$251,599	$226,634
Revenue associated with the closure of certain sites	—	(453)

Adjusted net service revenues	$251,599	$226,181

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ADUS Announces First Quarter 2023 Financial Results

May 1, 2023

Footnotes:

(1)

We define Adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition and de novo expenses, stock-based compensation expense, and restructure expenses and other non-recurring costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before acquisition and de novo expenses, stock-based compensation expense, and restructure and other non-recurring costs. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted net income per share as net income per share, adjusted for acquisition and de novo expenses, stock-based compensation expense, and restructure and other non-recurring costs. Adjusted diluted net income per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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